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                  CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Bancinsurance Corporation's 1984 Stock Option Plan and the 1994 Stock Option Plan on Form S-8 of our report dated February 23, 1996, on our audits of the consolidated financial statements and financial statement schedules of Bancinsurance Corporation as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993, which report is included in this Annual Report on Form 10-K.

                                                   /s/ Coopers & Lybrand L.L.P.
                                                       ------------------------
Columbus, Ohio
February 23, 1996

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